EXHIBIT 99.2

On April 3, 2007, Plug Power Inc. (the “Company”) completed the acquisition of Cellex Power Products, Inc. (“Cellex”). The unaudited pro forma condensed combined financial data presented below is derived from the historical consolidated financial statements of the Company and the historical consolidated financial statements Cellex. The unaudited pro forma condensed combined balance sheet information is presented on an as adjusted basis as if the Cellex acquisition had occurred on December 31, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the Company’s historical audited consolidated statement of operations for the year then ended with Cellex’s historical audited statement of operations for the year then ended. The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred on January 1, 2006. The Company believes this information is important in evaluating the future operations and impact of the Cellex acquisition.

The unaudited pro forma condensed combined financial statements contained in this report use the purchase method of accounting, with the Company treated as the acquirer. The purchase price for the Cellex acquisition was approximately $45.9 million. The pro forma adjustments are based on currently available information and upon assumptions that the Company believes are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and the liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ from the pro forma allocation included herein. Amounts preliminarily allocated to intangible assets and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma condensed combined financial information, any of which could result in a material change in depreciation and amortization expense.

You should read the following pro forma statements in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes contained in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. They do not purport to represent what the results of operations and financial position of the Company would have been had the Cellex acquisition actually occurred as of the dates indicated, and they do not purport to project or predict the future results of operations or financial position of the Company.

	Historical As of December 31, 2006
	Plug Power Inc.	Cellex Power Products, Inc.	Pro Forma Adjustments		Pro Forma Combined
		(Note 3)	(Note 2)
Assets
Current assets:
Cash and cash equivalents	$26,899,866	$10,380,717			$37,280,583
Available for sale securities	242,223,202		(45,909,125	)(a)	196,314,077
Accounts receivable	892,641	1,998			894,639
Inventory	5,558,710				5,558,710
Government assistance		708,394			708,394
Prepaid expenses and other current assets	3,706,400	81,079			3,787,479

Total current assets	279,280,819	11,172,188	(45,909,125)		244,543,882

Property, plant and equipment, net	18,048,254	254,567			18,302,821
Goodwill and intangible assets	10,388,980		36,653,984	(b)	47,042,964
Other assets	201,859				201,859

Total assets	$307,919,912	$11,426,755	$(9,255,141)		$310,091,526

Liabilities and Stockholders’ Equity
Current liabilities:
Due to broker for security purchase	$5,000,000				$5,000,000
Accounts payable and accrued expenses	4,586,973	618,802			5,205,775

Deferred revenue	2,692,320				2,692,320
Current portion of deferred lease inducements		33,442			33,442
Current portion of repayable assistance		54,739			54,739

Total current liabilities	12,279,293	706,983			12,986,276

Deferred lease inducements		61,306			61,306
Repayable assistance		1,403,326			1,403,326
Other liabilities	1,112,427				1,112,427

Total liabilities	13,391,720	2,171,614			15,563,334

Preferred Shares:
Class AA preferred Shares, no par value, voting, issued, and outstanding - 12,499,969		10,716,709	(10,716,709	)(c)
Class BB preferred shares, no par value, voting issued, and outstanding - 14,062,500		11,836,250	(11,836,250	)(c)

		22,552,959	(22,552,959)

Stockholders’ equity:
PLUG POWER INC.
Class B Capital stock, a class of preferred stock, $0.01 par value per share; 5,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2005 and 395,000 issued and outstanding at December 31, 2006	3,950				3,950
Common stock, $0.01 par value per share; 245,000,000 shares authorized at December 31, 2005 and December 31, 2006; 85,835,248 shares issued and outstanding, December 31, 2005 and 86,794,915 shares issued and outstanding December 31, 2006	867,952				867,952
Additional paid-in capital	751,118,315				751,118,315
Accumulated other comprehensive loss	(70,480)				(70,480)
Deficit accumulated during the development stage	(457,391,545)				(457,391,545)

CELLEX POWER PRODUCTS, INC.
Common shares, no par value, voting		1	(1	)(c )
Deficit accumulated during the development stage		(13,297,819)	13,297,819	(c)

Total stockholders’ equity	294,528,192	(13,297,818)	13,297,818		294,528,192

Total liabilities and stockholders’ equity	$307,919,912	$11,426,755	$(9,255,141)		$310,091,526

	For the Year Ended December 31, 2006
	Plug Power Inc.	Cellex Power Products, Inc.	Pro Forma Adjustments		Pro Forma Combined
			(Note 2)
Total revenue	$7,835,750	$1,362,023			$9,197,773

Cost of revenue and expenses	12,469,656				12,469,656
Research and development expense	41,577,234	3,705,539			45,282,773
General and administrative expense	12,267,862	2,407,006			14,674,868

Operating loss	(58,479,002)	(4,750,522)			(63,229,524)

Income and net realized gains/(losses) from available-for-sale securities	8,340,250				8,340,250
Other (expense) income	(170,835)	39,109,438	(38,937,786	)(d)	817

Net (loss) Income	$(50,309,587)	34,358,916	(38,937,786)		(54,888,457)

Loss per share:
Basic and diluted	$(0.58)				$(0.64)

Weighted average number of common shares outstanding	86,100,326				86,100,326

Shares used in computing basic and diluted income per share are the shares of the Company as of December 31, 2006. The acquisition of Cellex was a cash transaction, therefore no additional shares were issued.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

On April 3, 2007, the Company completed the acquisition of Cellex Power Products, Inc. (Cellex), in a transaction accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (“ SFAS 141 “), Business Combinations .

The preliminary estimate total purchase price is as follows (in thousands):

Cash paid for Cellex	$45,000
Estimated direct transaction costs	909

Total preliminary purchase price	$45,909

Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to Cellex’s tangible and intangible assets based on their fair values as of the acquisition date. The preliminary estimated purchase price has been allocated based on the preliminary estimates that are described in the introduction to these unaudited pro forma condensed combined financial statements.

The allocation of the preliminary purchase price is as follows (in thousands)

Cash and cash equivalents	$10,381
Accounts receivable	2
Prepaid expenses and other assets	81
Government assistance receivable	708
Property and equipment	254
Identifiable intangibles and goodwill (unallocated purchase price)	36,654 *
Accounts payable and accrued expenses	(619)
Other liabilities	(1,552)

Total cash purchase price	$45,909

*	Includes the excess of the purchase price over the estimated fair value of assets and liabilities assumed.

The pro forma does not reflect amortization of the unallocated purchase price or in-process research and development costs since a third-party valuation has not been completed. Any allocation of unallocated purchase price to limited life intangible assets will result in amortization expense which will increase net loss. Any allocation to in-process research and development costs will be written-off as a nonrecurring charge and increase the net loss in the Company’s 2007 statement of operations.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to Cellex’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

There were no intercompany balances or transactions between the Company and Cellex as of the dates for the periods of these pro forma condensed combined financial statements.

The Company has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)	Represents the total cash purchase price in connection with the Cellex acquisition.

b)	Represents the estimated goodwill and intangible assets associated with the Cellex acquisition.

c)	Equity accounts eliminated in purchase accounting including preferred shares, common shares, and accumulated deficit.

d)	Includes the following: the gain on the Cellex reorganization ($38,619,524) has been eliminated as the acquisition is assumed to occur on January 1, 2006. Additionally, the Canadian refundable investment tax credits ($318,262) earned in 2006 have been eliminated as a U.S. controlled company would not be entitled to receive such amounts.

3. Foreign Currency Translation

The audited consolidated financial statements of Cellex as of and for the year ended December 31, 2006 were stated in Canadian dollars. For purposes of pro forma presentation these statements have been translated into United States dollars. The balance sheet was translated using the exchange rate at the close of business on December 31, 2006 and the statement of operations was translated using the average exchange rate for the year ended December 31, 2006. See below for detail:

Balance Sheet:

	Cellex Power Products, Inc. (Canadian $’s)	Foreign Exchange Rate at December 31, 2006	Cellex Power Products, Inc. (United States $’s)
Assets
Current assets:
Cash and cash equivalents	$12,108,067	1.1664	$10,380,716
Accounts receivable	2,331	1.1664	1,998
Government Assistance	826,271	1.1664	708,394
Prepaid expenses and other current assets	94,571	1.1664	81,079

Total current assets	13,031,240	1.1664	11,172,188

Property, plant and equipment, net	296,927	1.1664	254,567

Total assets	$13,328,167	1.1664	$11,426,755

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$721,771	1.1664	$618,802
Current portion of deferred lease inducements	39,007	1.1664	33,442
Current portion of repayable assistance	63,847	1.1664	54,739

Total current liabilities	824,625	1.1664	706,983
Deferred lease inducements	71,507	1.1664	61,306
Repayable assistance	1,636,839	1.1664	1,403,326

Total liabilities	2,532,971	1.1664	2,171,614

Class AA preferred Shares, no par value, voting, issued, and outstanding - 12,499,969	12,499,969	1.1664	10,716,709
Class BB preferred shares, no par value, voting issued, and outstanding - 14,062,500	13,805,802	1.1664	11,836,250

	26,305,771		22,552,959

Stockholders’ equity (deficiency):
Common shares, no par value, voting	1	1.1664	1
Deficit accumulated during the development stage	(15,510,576)	1.1664	(13,297,819)

Total stockholders’ deficiency	(15,510,575)	1.1664	(13,297,818)

Total liabilities and stockholders’ deficiency	$13,328,167	1.1664	$11,426,755

Statement of Operations:

	Cellex Power Products, Inc. (Canadian $’s)	Average Foreign Exchange Rate For 2006	Cellex Power Products, Inc. (United States $’s)
Revenue	$1,545,365	1.13461	$1,362,023
Research and development expense	4,204,342	1.13461	3,705,539
General and administrative expense	2,731,013	1.13461	2,407,006

Operating loss	(5,389,990)	1.13461	(4,750,522)
Other income	44,373,959	1.13461	39,109,438

Net income	$38,983,969	1.13461	$34,358,916

4. Safe Harbor Statement

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the risk that the anticipated synergies of the Cellex Power acquisition is not realized, that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; Plug Power’s ability to develop commercially viable energy products; the cost and timing of developing Plug Power’s energy products; market acceptance of Plug Power’s energy products; Plug Power’s ability to manufacture energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power’s energy products; Plug Power’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; Plug Power’s ability to protect its intellectual property; Plug Power’s ability to lower the cost of its energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power’s energy products and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2007, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this press release.